Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA (together with its subsidiaries, “Fresenius Medical Care,” “the Company,” “we,” “our”), for calendar year 2019, is the Company’s Conflict Minerals Report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. As the Company has shares listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of tin, tantalum, tungsten, and gold (“3TG minerals”) from the Democratic Republic of the Congo (“DRC”) and adjoining countries (“Covered Countries”) which are known locations where armed groups mine and sell these minerals to finance civil violence.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Conflict Minerals Program (“CM Program”) includes a due diligence process that was designed to conform, in all material respects, to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.              Establish strong company management systems

a.         The Company developed and adopted a Conflict Minerals Sourcing Policy and made it publicly available at https://www.freseniusmedicalcare.com/fileadmin/data/com/pdf/About_us/Responsibility/Policy_Conflict_Minerals.pdf

b.         The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Conflict Minerals team (“the Team”). The primary and secondary contributors on the Team were designated and notified of their responsibilities. As part of the Company’s annual program review process, the Team conducted an on-site workshop to identify areas for improvement and provide internal training to relevant personnel.

c.          The Company established a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data.

d.         The Company continued to strengthen and improve supplier engagement over previous years by refining the free training made available to suppliers. The Company also provided feedback and engagement recommendations to suppliers that declared potential smelters or refiners in their supply chains.

e.          The Company maintains a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com, also accessible via https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

2.              Identify and assess risk in the supply chain

a.         The Company identified risk in the supply chain by first identifying each relevant manufacturing facility, globally. A Subject Matter Expert (“SME”) was identified for each facility to be the primary internal personnel with the highest degree of familiarity with the materials, products, and processes for each corresponding facility.  In collaboration with the SMEs, the Team then identified the relevant materials that may contain conflict minerals, reviewed the Company’s product portfolio and identified the products that may contain the previously identified materials. As a result, products manufactured or contracted to manufacture with the potential for being at-risk of containing conflict minerals were identified. After identification of the potentially at-risk products, the SMEs referenced their own supplier and/or procurement data, in addition to their existing expertise with that specific supply chain, and were able to determine the applicable suppliers with whom the Reasonable Country of Origin Inquiry (“RCOI”) and corresponding due diligence were to be conducted.

b.         The addition of the SMEs knowledge and expertise into the risk identification process enabled the Company to focus its resources on suppliers that represented the highest risk of potentially containing conflict minerals in the products that we purchased during the relevant time period.

c.          Following the initial identification of potentially at-risk suppliers, the Company began its RCOI process.

d.         For a supplier to be considered at-risk during the RCOI process, they were either non-compliant or provided smelter data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review and due diligence on an individual supplier basis. The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.              Design and implement a strategy to respond to risks

a.         The Team communicates with senior leadership, on a yearly basis, any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress.

b.         The Company devised and implemented a 3-step risk-management strategy:

i.                  A review of the returned RCOI data from the relevant suppliers was performed.

ii.               Due diligence was conducted with the corresponding supplier(s), if necessary.

iii.            An evaluation of the supplier for compliance was conducted.  In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations.

c.          As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.         The Team was able to identify, monitor and track performance of their risk mitigation efforts and include that information in the meetings with senior leadership utilizing iPCMP for identification, monitoring and tracking of performance.

e.          Risk mitigation processes remain in place and are communicated to both the relevant Company personnel, as well as suppliers. As a member of the Responsible Minerals Initiative (“RMI”), our risk mitigation processes related to facilities that smelt, refine and/or process the subject raw materials also remain in place and are consistently reviewed, as demonstrated by the Responsible Minerals Assurance Process (“RMAP”).

4.              Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

a.         The Company is a member of the RMI, which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.              Report on supply chain due diligence

a.         The Company reports annually to the SEC on Form SD.

b.         The Company makes its Conflict Minerals Report publicly available on the SEC web site and at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

Steps taken and being taken to mitigate risk:

The Company has taken a number of steps to (i) mitigate the risk that its necessary conflict minerals benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence. Those steps include:

•                  Continuing to provide educational training to our suppliers and the relevant personnel at the Company

•                  Improving our initial risk identification methodology as discussed in Section (1) Due Diligence (1-4)

•                  Focus of resources on risk-based due diligence, as discussed in the OECD Due Diligence Guidance

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1) Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

•                  Dialysis products

•                  Non-dialysis products

The Conflict Minerals Rule requires a Conflict Minerals Report to include description of a registrant’s products that have not been found to be “DRC conflict free.”  However, under the guidance referred to under “(2), Product Determination” below, we are not required to describe any of our products as having “not been found to be DRC Conflict Free.  Accordingly, we have not included a description of our products in this Conflict Minerals Report.  Information regarding our dialysis and non-dialysis products may be found in “Item 4. Information on the Company — B. Business overview — Dialysis Products” at pages 24 - 27 of our Annual Report on Form 20-F for the year ended December 31, 2019. This reference to our Form 20-F is included for general information only and our Form 20-F is not incorporated by reference to this Report.

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 reflects the result of our RCOI and due diligence. The countries listed in the table are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified above in “Product Description,” according to the country of origin information available to us as RMI members.

The smelters and refiners as defined by the SEC Final Ruling section II(A)(3) declared by our supply chain can be found in Table 2.

Table 1

Gold	Tantalum	Tin	Tungsten
Argentina	Australia	Australia	Australia
Benin	Austria	Bolivia (Plurinational State of)	Austria
Bolivia (Plurinational State of)	Bolivia (Plurinational State of)	Brazil	Bolivia
Brazil	Brazil	Burundi	Brazil
Canada	Burundi	China	Burundi
Chile	China	Colombia	China
Colombia	Colombia	Congo, Democratic Republic of the	Colombia
Ecuador	Congo, Democratic Republic of the	Guinea	Congo, Democratic Republic of the
Eritrea	Ethiopia	Indonesia	Guinea

Ghana	France	Laos	Indonesia
Guinea	Germany	Malaysia	Laos
Guyana	Guinea	Mongolia	Malaysia
Japan	India	Myanmar	Mongolia
Mali	Madagascar	Nigeria	Myanmar
Mauritania	Malaysia	Peru	Nigeria
Mexico	Mozambique	Portugal	Peru
Nicaragua	Namibia	Russian Federation	Portugal
Niger	Nigeria	Rwanda	Russian Federation
Peru	Russian Federation	Taiwan	Rwanda
Russian Federation	Rwanda	Thailand	Spain
Rwanda	Sierra Leone	Uganda	Taiwan
South Africa	Somaliland	United Kingdom of Great Britain and Northern Ireland	Thailand
Swaziland	Spain	Venezuela	Uganda
Tanzania	Thailand	Vietnam	United Kingdom of Great Britain and Northern Ireland
Togo	Zimbabwe		United States of America
Uganda			Uzbekistan
United States of America			Vietnam

Table 2

Name	Metal	Smelter ID
8853 S.p.A.	Gold	CID002763
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Al Etihad Gold Refinery DMCC	Gold	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asahi Refining Canada Ltd.	Gold	CID000924
Asahi Refining USA Inc.	Gold	CID000920
Asaka Riken Co., Ltd.	Gold	CID000090
AU Traders and Refiners	Gold	CID002850
Aurubis AG	Gold	CID000113
Bangalore Refinery	Gold	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Cendres + Metaux S.A.	Gold	CID000189
Chimet S.p.A.	Gold	CID000233
Chugai Mining	Gold	CID000264
DODUCO GmbH	Gold	CID000362
Dowa	Gold	CID000401
DS PRETECH Co., Ltd.	Gold	CID003195
DSC (Do Sung Corporation)	Gold	CID000359
Eco-System Recycling Co., Ltd. East Plant	Gold	CID000425
Eco-System Recycling Co., Ltd. North Plant	Gold	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	CID003425
Emirates Gold DMCC	Gold	CID002561
Geib Refining Corporation	Gold	CID002459
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Italpreziosi	Gold	CID002765

Japan Mint	Gold	CID000823
Jiangxi Copper Co., Ltd.	Gold	CID000855
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennecott Utah Copper LLC	Gold	CID000969
KGHM Polska Miedz Spolka Akcyjna	Gold	CID002511
Kojima Chemicals Co., Ltd.	Gold	CID000981
Korea Zinc Co., Ltd.	Gold	CID002605
Kyrgyzaltyn JSC	Gold	CID001029
L’Orfebre S.A.	Gold	CID002762
LS-NIKKO Copper Inc.	Gold	CID001078
LT Metal Ltd.	Gold	CID000689
Marsam Metals	Gold	CID002606
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Mitsubishi Materials Corporation	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Nihon Material Co., Ltd.	Gold	CID001259
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	CID001326
OJSC Novosibirsk Refinery	Gold	CID000493
PAMP S.A.	Gold	CID001352
Planta Recuperadora de Metales SpA	Gold	CID002919
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PX Precinox S.A.	Gold	CID001498
Rand Refinery (Pty) Ltd.	Gold	CID001512
REMONDIS PMR B.V.	Gold	CID002582
Royal Canadian Mint	Gold	CID001534
SAAMP	Gold	CID002761

Safimet S.p.A	Gold	CID002973
Samduck Precious Metals	Gold	CID001555
SAXONIA Edelmetalle GmbH	Gold	CID002777
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
Singway Technology Co., Ltd.	Gold	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
SungEel HiMetal Co., Ltd.	Gold	CID002918
T.C.A S.p.A	Gold	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
TOO Tau-Ken-Altyn	Gold	CID002615
Torecom	Gold	CID001955
Umicore Brasil Ltda.	Gold	CID001977
Umicore Precious Metals Thailand	Gold	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
WIELAND Edelmetalle GmbH	Gold	CID002778
Yamakin Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Asaka Riken Co., Ltd.	Tantalum	CID000092
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CID000291
Exotech Inc.	Tantalum	CID000456
F & X Electro-Materials Ltd.	Tantalum	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
LSM Brasil S.A.	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineracao Taboca S.A.	Tantalum	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
NPM Silmet AS	Tantalum	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277

QuantumClean	Tantalum	CID001508
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CID001522
Solikamsk Magnesium Works OAO	Tantalum	CID001769
Taki Chemical Co., Ltd.	Tantalum	CID001869
Telex Metals	Tantalum	CID001891
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
D Block Metals, LLC	Tantalum	CID002504
FIR Metals & Resource Ltd.	Tantalum	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
KEMET Blue Metals	Tantalum	CID002539
H.C. Starck Co., Ltd.	Tantalum	CID002544
H.C. Starck Tantalum and Niobium GmbH	Tantalum	CID002545
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
H.C. Starck Ltd.	Tantalum	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	CID002550
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Advanced Metals Aizu	Tantalum	CID002558
KEMET Blue Powder	Tantalum	CID002568
Resind Industria e Comercio Ltda.	Tantalum	CID002707
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
PRG Dooel	Tantalum	CID002847
Jiujiang Janny New Material Co., Ltd.	Tantalum	CID003191
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Alpha	Tin	CID000292
CV Gita Pesona	Tin	CID000306
PT Aries Kencana Sejahtera	Tin	CID000309
PT Premium Tin	Tin	CID000313
CV United Smelting	Tin	CID000315
Dowa	Tin	CID000402
EM Vinto	Tin	CID000438
Fenix Metals	Tin	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CID000555
Huichang Jinshunda Tin Co., Ltd.	Tin	CID000760
Gejiu Kai Meng Industry and Trade LLC	Tin	CID000942
China Tin Group Co., Ltd.	Tin	CID001070
Malaysia Smelting Corporation (MSC)	Tin	CID001105

Metallic Resources, Inc.	Tin	CID001142
Mineracao Taboca S.A.	Tin	CID001173
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Tin	CID001191
Jiangxi New Nanshan Technology Ltd.	Tin	CID001231
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
Operaciones Metalurgical S.A.	Tin	CID001337
PT Artha Cipta Langgeng	Tin	CID001399
PT Babel Inti Perkasa	Tin	CID001402
PT Babel Surya Alam Lestari	Tin	CID001406
PT Bangka Tin Industry	Tin	CID001419
PT Belitung Industri Sejahtera	Tin	CID001421
PT Bukit Timah	Tin	CID001428
PT DS Jaya Abadi	Tin	CID001434
PT Karimun Mining	Tin	CID001448
PT Mitra Stania Prima	Tin	CID001453
PT Panca Mega Persada	Tin	CID001457
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Sumber Jaya Indah	Tin	CID001471
PT Timah Tbk Kundur	Tin	CID001477
PT Timah Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
PT Tommy Utama	Tin	CID001493
Rui Da Hung	Tin	CID001539
Soft Metais Ltda.	Tin	CID001758
Thaisarco	Tin	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CID001908
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Yunnan Tin Company Limited	Tin	CID002180
CV Venus Inti Perkasa	Tin	CID002455
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CID002468
PT Tirus Putra Mandiri	Tin	CID002478
Melt Metais e Ligas S.A.	Tin	CID002500
PT ATD Makmur Mandiri Jaya	Tin	CID002503
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
PT Inti Stania Prima	Tin	CID002530
CV Ayi Jaya	Tin	CID002570

CV Dua Sekawan	Tin	CID002592
PT Rajehan Ariq	Tin	CID002593
Resind Industria e Comercio Ltda.	Tin	CID002706
Metallo Belgium N.V.	Tin	CID002773
Metallo Spain S.L.U.	Tin	CID002774
PT Bangka Prima Tin	Tin	CID002776
PT Sukses Inti Makmur	Tin	CID002816
PT Kijang Jaya Mandiri	Tin	CID002829
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	CID002834
PT Menara Cipta Mulia	Tin	CID002835
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
PT Lautan Harmonis Sejahtera	Tin	CID002870
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CID003190
PT Bangka Serumpun	Tin	CID003205
Tin Technology & Refining	Tin	CID003325
Ma’anshan Weitai Tin Co., Ltd.	Tin	CID003379
PT Rajawali Rimba Perkasa	Tin	CID003381
Luna Smelter, Ltd.	Tin	CID003387
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CID003397
A.L.M.T. TUNGSTEN Corp.	Tungsten	CID000004
Kennametal Huntsville	Tungsten	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CID000499
Global Tungsten & Powders Corp.	Tungsten	CID000568
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Japan New Metals Co., Ltd.	Tungsten	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Kennametal Fallon	Tungsten	CID000966
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CID002095
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318

Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
H.C. Starck Tungsten GmbH	Tungsten	CID002541
H.C. Starck Smelting GmbH & Co. KG	Tungsten	CID002542
Masan Tungsten Chemical LLC (MTC)	Tungsten	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
Niagara Refining LLC	Tungsten	CID002589
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CID002645
Hydrometallurg, JSC	Tungsten	CID002649
Unecha Refractory Metals Plant	Tungsten	CID002724
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CID002815
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
ACL Metais Eireli	Tungsten	CID002833
Woltech Korea Co., Ltd.	Tungsten	CID002843
Moliren Ltd.	Tungsten	CID002845
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CID003182
KGETS Co., Ltd.	Tungsten	CID003388
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CID003401
Lianyou Metals Co., Ltd.	Tungsten	CID003407